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VENABLE, BAETJER AND HOWARD ATTORNEYS AT LAW
1800 MERCANTILE BANK & TRUST BUILDING
2 HOPKINS PLAZA
BALTIMORE, MARYLAND 21201

October 19, 1981

Standby Reserve Fund, Inc.
100 Wall Street
New York, New York 10004

Dear Sirs:

In connection with the proposed public offering of shares (the "Share") of the Capital Stock, par value $.01 per share, of Standby Reserve Fund, Inc. (the "Fund"), we have examined the following documents, as amended: (a) the Fund's Articles of Incorporation;(b) the By-Laws; (c) the form of prospectus proposed to be included in Amendment No. 1 to the Fund's Registration Statement on Form N-1 (the "Prospectus"); (d) the minutes of action by the then sole director of the Fund on June 22, 1981, September 1, 1981, September 25, 1981 and October 5, 1981; (e) a certificate of the Treasurer of the Fund evidencing receipt of $100,000 in full payment for 100,000 shares of the Fund's common stock issued to Cowen & Co.; and (f) a certificate dated October 16, 1981 from the State Department of Assessments and Taxation of Maryland evidencing that as of said date the Fund, was a corporation duly incorporated and existing under the laws of said State.

We have also made such further investigation and examination as we have deemed necessary for the purpose of this opinion. We have necessarily relied upon and have assumed the genuineness of the signature on and the current authenticity of all documents furnished to us by the Secretary of the Fund and its counsel.

Based upon the foregoing, it is our opinion that the Fund is a corporation duly organized and validly existing under the laws of the State of Maryland and that the Shares, when issued and paid for in accordance with the terms of the offering, as set forth in the Prospectus, will be, when the Registration Statement relating to the Shares shall have become effective, legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the said Registration Statement and as an exhibit to any application made by or on


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behalf of the Fund or any Distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

Very truly yours,

/s/ Venable, Baetjer and Howard